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                                                               Exhibit 10.22




ASSET PURCHASE AGREEMENT ENTERED INTO BY AND BETWEEN PALMER ASSOCIATES, S.C. (HEREINAFTER REFERRED TO AS "Associates"), AND MR. MORTON N. PALMER (HEREINAFTER REFERRED TO AS "PALMER") (Palmer AND Associates ARE HEREINAFTER JOINTLY REFERRED TO AS THE "Seller"), PARTY OF THE FIRST PART, AND O'GARA-HESS & EISENHARDT ARMORING COMPANY DE MEXICO, S.A. DE C.V., (HEREINAFTER REFERRED TO AS THE "Buyer"), PARTY OF THE SECOND PART, PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:


                          R E P R E S E N T A T I O N S


I. SELLER HEREBY REPRESENTS:

A. That Associates is a company duly organized and validly existing under Mexican Law as per public instrument No. 35952, dated 13 November, 1995, certified by Lic. Antonio Franeoz Rigalt, notary public No. 17 for the Tlaneplantla District and recorded with the Public Registry of Commerce of the State of Mexico, under number 20857, volume 527.

B. That the authority of Associates' attorney-in-fact is embodied in public instrument No. 35952, dated 13 November, 1995, certified by Lic. Antonio Franeoz, notary public No. 17 for the Tlaneplantla District and recorded with Public Registry of Commerce of the State of Mexico, under No. 20857, volume 527.

C. That for everything pertaining to this agreement, it designates as its address Palo Santo 12-4, Lomas Altas, Delegacion Miguel Hidalgo, 11950 Mexico, D.F., Mexico, and declares that it is recorded with the Federal Taxpayer Registry under No. PAS 920729 EK3.

D. That Associates is in the business of providing security consulting services (the "Business"), and it is owner of the furniture and office equipment related to the Business, (hereinafter the "Assets").

E. That it wishes to sell the Assets to Buyer pursuant to the terms herein contained, as its shareholders have agreed to such sale and that Seller should engage in activities other than those it has conducted up to now.


II. BUYER HEREBY REPRESENTS:

A. That it is a company duly organized and validly existing under the Mexican Corporation Law as per public instrument No. 19569, dated September 6, 1995, certified by Mr. Roberto Teutli Otero, notary public No. 161 for the Federal District and recorded with the Public Registry of Commerce of Mexico City, under number 203998, Federal District.


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B. That the authority of its attorney-in-fact is embodied in the public instrument mentioned in the preceding paragraph.

C. That, for everything pertaining to this agreement, it designates as its address Andromaco #23, Colonia Ampliacion Granada, 11520 Mexico, D.F., Mexico.

D. That it wishes to acquire the Business and Assets owned by the Seller according to the terms and conditions hereof.

IN VIEW OF THE ABOVE, the parties agree as follows:


                                 C L A U S E S:


SECTION 1. Seller hereby sells to Buyer and Buyer hereby purchases from Seller all of its Assets, including but not limited to (a) the furniture and equipment listed in EXHIBIT "1" hereto; (b) all contracts (as hereinafter defined) and (c) the unbilled accounts set forth on EXHIBIT "2". Buyer does not acquire hereby the accounts payable or the accounts receivable of Associates, which accounts Associates explicitly retains.

SECTION 2. Seller transfers the Assets free of any charge and encumbrance and without limitation as to title thereto. The Seller undertakes a covenant of title and guarantees any obligation assumed hereunder during a five (5) year term counted from the date of execution hereof.

Seller represents that all the Assets are transferred to Seller in good condition and satisfactory operation, with all operating and use permits, including import licenses and declarations necessary to evidence the legal introduction of the Assets into Mexico. Seller further represents that all Contracts, including client contracts, are enforceable and can be transferred to Buyer without approval from such clients, or that such approval shall be obtained without additional consideration.

SECTION 3.

A. In consideration for the transfer of the Assets mentioned in Section 1 above, the Buyer shall pay Seller the amount of US$ 50,000.00, plus value added tax. Buyer shall deliver to Seller its check in the amount of US$ 50,000.00 within three days of the initial public offering of Buyer's affiliate, The O'Gara Company, in the United States (the "Closing").

B. On or before the Closing, Seller shall deliver to Buyer any and all invoices and documentation evidencing title to the Assets.


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SECTION 4. Seller hereby agrees to indemnify and hold Buyer harmless from and against: a) any of Seller's liabilities not expressly assumed hereby in Buyer, including any claims by Associate's shareholders, and b) any losses, damages, charges, claims, expenses, liabilities or obligations, including but not limited to attorney's fees and legal expenses arising from Seller's failure to comply with any representation made or obligation assumed hereunder.

SECTION 5. REPRESENTATIONS OF SELLER.

Seller jointly and severally represent as follows, intending that Buyer may rely on the same in consummating the transactions herein contemplated:

A. Associates is a sociedad civil duly organized, validly existing and in good standing under the laws of Mexico with full power to own, lease and operate its properties and assets to engage into the Business as presently conducted; the sale of the assets by Associates has been duly authorized and approved, together with the performance of all of its obligations hereunder, and execution of any other instruments necessary to consummate the transactions contemplated hereby.

B. Associates is the absolute owner of the Assets, free and clear of all liens or encumbrances, except to the extent that such Assets are disclosed on EXHIBIT "1" as being leased or encumbered by liens or security interests.

C. All returns for federal income tax, property taxes, social security dues, withholding taxes, value added taxes, and any other applicable taxes or governmental charges of Associates for all prior and completed fiscal periods have been duly prepared and filed, and all taxes shown thereon have been duly paid.

D. All taxes and assessments which Associates is required by law to withhold or collect have been and will be duly withheld, collected and paid to the proper governmental authorities.

E. No dispute or controversy concerning the terms and conditions of employment exists with any employee or contractor of Associates; Associates is a party to no collective bargaining agreement; there is no outstanding claim by any employees for recognition of any union; and there is no existing written contract of employment with any individual employee or with any independent contractor.

F. No litigation or adverse claim of any nature is pending against Associates, and none has been threatened, including, without limitation, any investigation, proceedings or audit by any governmental agency.


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G. The office equipment and furniture to be transferred hereunder to Buyer is in good working order.

H. Associates has conducted and is now conducting the Business in a manner that is not in violation of the rights of any other person or in violation of any applicable law or regulations, including without limitation, laws and regulations relating to the environment and employee health and safety.

I. The services rendered in connection with billings set forth on EXHIBIT "2" have been performed, can be billed as indicated, and are collectable by Buyer as indicated.

J. The data contained in the financial statements of September 30, 1996, attached hereto as EXHIBIT "3", is accurate and fully reflects all liabilities and contingent liabilities of Associates required to be reflected therein as at the date thereof, and fairly sets forth the financial position, the results of operations, the changes in equity and the source and use of funds of Associates as of the date thereof and the period covered thereby.

K. Associates has heretofore delivered to Buyer a true and complete copy of all contracts and agreements relating to the Business to which it is a party and which are listed in EXHIBIT 4" hereof (the "Contracts"), including leases. Associates has performed all of the obligations on its part to be performed under the Contracts, and all of the Contracts are in full force and effect; no event has occurred which constitutes a breach of or default under any of the Contracts.

L. Seller has no knowledge of any impending proposed legislation, decree or regulation or of any other event the existence of which would have a material adverse effect upon the Business or the prospects of the Business.

M. EXHIBIT "5" constitutes a full and complete list or description of all licenses, permits and approvals issued by any government agency, whether federal, state or municipal, relating to the Business, and all such items are in full force and effect; no other registration or approval from any governmental agency is required in connection with the execution and performance of this Agreement by Associates. There exists no event which constitutes or which, would result in the cancellation of any such license, permit or approval.

N. EXHIBIT "6" contains a full and complete list of all employees of Associates as of the date hereof, indicating position, present salary, and seniority of each of said employees.

O. No statement contained herein or in any document furnished or to be furnished by Seller to Buyer pursuant to or in

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connection with the transactions contemplated hereby, contains or will contain any untrue statement or omission of any material fact necessary in order to make the statement therein not misleading.

SECTION 6. REPRESENTATIONS OF BUYER.

Buyer represents as follows:

A. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action of Buyer.

B. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms (subject to bankruptcy and other laws affecting the rights of creditors generally).

SECTION 7. SURVIVAL OF REPRESENTATIONS.

The above stated representations by Buyer and Seller shall continue in full force and effect after the consummation of the transactions contemplated by this Agreement.

SECTION 8. All notices to be given hereunder shall be given in writing and delivered in an unquestionable manner at the addresses of the parties mentioned in the Representations hereof.

SECTION 9. For the interpretation of and compliance with this agreement, the parties expressly submit to the jurisdiction of the courts for Hamilton County, Ohio, United States of America, hereby waiving any other jurisdiction that may correspond to them by reason of their present or future domiciles.

SECTION 10. INSURANCE.

Associates currently maintains no insurance policies in connection with the Business.

SECTION 11. SUPPLEMENTAL DELIVERIES OF INSTRUMENTS.

At the request of Buyer, Associates and Palmer shall at or after the date hereof execute and deliver to Buyer supplementary instruments of transfer or assignment or such other documents as may be necessary or desirable to consummate the transactions contemplated herein or to take any action with any government agencies that may request information or documents in regard to the Assets.

SECTION 12. LIABILITIES; INDEMNIFICATION.

A. The parties agree that all claims presented to Buyer by customers on account of goods sold by or services performed by

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Associates prior to the date hereof shall be referred to Associates for settlement which shall be responsible and pay for any settlement therefor.

B. Associates shall pass on to Buyer any value added tax arising out of the transfer of the Assets.

C. Buyer shall not assume any liabilities of any nature or any kind whatsoever, other than as set forth in section 2 hereof.

D. Seller shall jointly and severally indemnify, defend and hold Buyer and its affiliates harmless from (a) all liabilities of Associates not expressly assumed by Buyer hereunder, including any claims made by the other shareholders of Associates not expressly assumed by Buyer hereunder, including any claims made by the other shareholders of Associates and (b) any and all losses, damages, charges, claims, expense, liabilities, indebtedness or obligations, including, without limitation, attorneys' fees and court costs, as a result of any breach by Seller of any of the representations made in or obligations assumed under this Agreement or in any of the transactions contemplated hereunder.

SECTION 13. NONCOMPETITION.

A. For a term of four (4) years from the date hereof, Associates shall not, except with the prior written consent of Buyer, engage, directly or indirectly, in any security business from any location within Mexico. Without limiting and generality of the foregoing, Associates shall not:

(a) directly or indirectly, on its own account or as a lender or consultant to a third party, or as an independent contractor or agent for any person, corporation, partnership, or otherwise engage in or have any interest in any business which is competitive with or substantially similar to the business of Buyer or its affiliates;

(b) solicit or attempt to divert business from Buyer or its affiliates or any of their customers or employees; or,

(c) assist third parties to do any of the foregoing.

B. Associates agrees that in the event of breach of this section, Buyer and its affiliates would sustain irreparable injury, and Seller recognizes that money damages for breach of this section would be difficult or impossible to ascertain. Seller therefore agrees that Buyer and its affiliates shall be entitled, in addition to any other remedies, to liquidated damages from Associates, in an amount equal to the Mexican peso equivalent of four hundred thousand dollars (U.S. $400,000.00) to restrain the violation of the provisions of this section, if

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within 3 calendar days after written notice is given, any such violation is not cured.

SECTION 14. BINDING AGREEMENT.

A. This Agreement shall be binding upon and inure to the benefit of the parties their respective heirs, executors, administrators and assigns. The foregoing notwithstanding, no party shall assign his or its rights or delegate its duties hereunder.

B. In the event that any section or clause of this Agreement is held or declared to be void or illegal for any reason, the offending section or clause shall be stricken and all other sections or clauses of this Agreement shall nevertheless remain in full force and effect.

All notices and communications hereunder shall be in writing and sent by fax, courier, express mail service or otherwise delivered in an unquestionable manner, addressed as follows:

To Buyer:                   O'Gara-Hess & Eisenhardt Armoring Co.
                                 de Mexico, S.A. de C.V.
                            Andromaco #23
                            Colonia Ampliacion Granada
                            11520 Mexico, D.F., Mexico

With a copy to:             Taft, Stettinius & Hollister
                            1800 Star Bank Center
                            Cincinnati, OH 45202 USA
                            Attn: Ross E. Wales, Esq.

To Seller:                  Palmer Associates, S.C.
                            Polo Santo 12-4, Lomas Altos
                            Delegation Miguel Hidalgo
                            11950 Mexico, D.F., Mexico

Said addresses may be changed from time to time by notices similarly given.

SECTION 15.  GOVERNING LAW.

This Agreement is of a commercial nature and for any dispute the parties agree that the laws of the State of Ohio, U.S.A. shall apply and the matter shall be submitted to the courts sitting in Hamilton County, Ohio.


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apply and the matter shall be submitted to the courts sitting in
Hamilton County, Ohio.

The parties expressly waive any other jurisdiction to which they may be entitled by virtue of their present domicile or otherwise.

THIS AGREEMENT is executed this October 29, 1996.

             THE "SELLER"                       THE "BUYER"

         PALMER ASSOCIATES, S.C.            O'GARA-HESS & EISENHARDT
                                              ARMORING COMPANY DE
                                              MEXICO, S.A. DE C.V.


By: /s/ Morton M. Palmer                     By: /s/ Nicholas P. Carpinello
   ------------------------------              --------------------------------
   Mr. Morton M. Palmer                        Mr. Nicholas P. Carpinello
   Attorney-in-fact                            Attorney-in-fact




                                  Morton Palmer


                              /s/ Morton M. Palmer
                              --------------------


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                                                                     Exhibit "1"


                             FURNITURE AND EQUIPMENT


                                                           Replacement
                                                           Cost &/or
                                                           Purchase Price
1985 FOR TOPAZ                                                   $ 4,480.00
MACINTOSCH SE 30 computer                                        $ 3,200.00
Hewlet Packard Printer                                           $   800.00
Hewlet Packard Printer                                           $   230.00
Mac 165c Power Book - lap top computer                           $ 2,000.00
Power Macintosh Performa 6115 CD                                 $ 2,300.00
Power Macintosh Performa 6115 CD                                 $ 2,200.00
Computer Programs                                                $ 3,480.00
SHARP copier                                                     $ 1,000.00
9 Telephones and 2 SHARP fax machines                            $ 1,680.00
7 cellular telephones                                            $ 3,275.00
Mac Power Book 5300 cs                                           $ 2,999.00
Two Cameras                                                      $   300.00
Mac 145 Power Book - lap top computer                            $ 1,200.00
Swintec 1146 electric typewriter                                 $   400.00
Office Furniture - six desks, eight chairs,                      $ 2,850.00
 sofa, coffee table, Conference Table                            $ 3,950.00
 w/eight chairs                                                   ---------
                       CURRENT TOTAL ASSETS                      $36,344.00

All items owned (none leased) free and clear by Associates.



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                                                                     Exhibit "2"


                                UNBILLED ACCOUNTS





























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                                                                     Exhibit "3"


                              FINANCIAL STATEMENTS
                             (as of September, 1996)




















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                                                                     Exhibit "4"


                                    CONTRACTS


















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                                                                     Exhibit "5"


                         LICENSES, PERMITS AND APPROVALS



























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                                                                     Exhibit "6"


                                LIST OF EMPLOYEES

Name                              Date of Birth           Monthly Wage
                                                             (U.S.)
Enrique Gonzalez                  1 August 1990              $  500
Oswaldo Mar                       1 December 1990            $  900
Edgar Ross                        1 February 1991            $  700
Irwin Ross                        1 February 1994            $  700
Diarmuid Hurley                   1 June 1994                $5,000
Jorge Navarro                     1 November 1994            $1,600
Dora de Cima                      1 May 1995                 $1,600
Lynch Grattan                     1 June 1995                $5,000
























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